Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Alexander Dimitrief, Jeffrey S. Bornstein, Jan R. Hauser, and Christoph A. Pereira, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2016 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this10th day of February, 2017.

/s/ Jeffrey R. Immelt
Jeffrey R. Immelt
Chairman of the Board
(Principal Executive
Officer and Director)

/s/ Jeffrey S. Bornstein		/s/ Jan R. Hauser
Jeffrey S. Bornstein		Jan R. Hauser
Senior Vice President and		Vice President and Controller
Chief Financial Officer		(Principal Accounting Officer)
(Principal Financial Officer)

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/s/ Sébastien M. Bazin	/s/ Robert W. Lane
Sébastien M. Bazin	Robert W. Lane
Director	Director

/s/ W. Geoffrey Beattie	/s/ Rochelle B. Lazarus
W. Geoffrey Beattie	Rochelle B. Lazarus
Director	Director

/s/ John J. Brennan	/s/ Lowell C. McAdam
John J. Brennan	Lowell C. McAdam
Director	Director

/s/ Francisco D'Souza	/s/ Steven M. Mollenkopf
Francisco D'Souza	Steven M. Mollenkopf
Director	Director

/s/ Marijn E. Dekkers	/s/ James J. Mulva
Marijn E. Dekkers	James J. Mulva
Director	Director

/s/ Peter B. Henry	/s/ James E. Rohr
Peter B. Henry	James E. Rohr
Director	Director

/s/ Susan Hockfield	/s/ Mary L. Schapiro
Susan Hockfield	Mary L. Schapiro
Director	Director

/s/ Andrea Jung	/s/ James S. Tisch
Andrea Jung	James S. Tisch
Director	Director

A MAJORITY OF THE BOARD OF DIRECTORS

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